Exhibit 99.1

PARTS iD, Inc. Reports Third Quarter 2022 Results

CRANBURY, N.J., November 9, 2022 -- PARTS iD, Inc. (NYSE American: ID) (“PARTS iD” or “Company”), the owner and operator of, among other verticals, “CARiD.com,” a leading digital commerce platform for the automotive aftermarket, today announced results for the third quarter ended September 30, 2022.

Third Quarter 2022 Financial Summary (Comparisons versus Third Quarter 2021)

●	Net revenue was $79.9 million as compared to $102.6 million.

●	Gross margin was 19.9% as compared to 19.8%.

●	Operating expenses as a percent of net revenue were 23.7% as compared to 23.9%.

●	Operating loss was $(3.0) million as compared to operating loss of $(4.2) million.

●	Net loss was $(6.3) million as compared to net loss of $(3.3) million.

●	Adjusted EBITDA was $0.2 million compared to $(0.1) million.

First Nine Months 2022 Financial Summary (Comparisons versus First Nine Months 2021)

●	Net revenue was $279.0 million as compared to $342.1 million.

●	Gross margin was 19.7% as compared to 20.2%.

●	Operating expenses as a percent of net revenue were 22.8% as compared to 21.5%.

●	Operating loss was $(8.8) million as compared to operating loss of $(4.2) million.

●	Net loss was $(11.1) million as compared to net loss of $(3.4) million.

●	Adjusted EBITDA was $(0.2) million compared to $5.3 million.

Management Commentary

“Despite the challenging operating environment that includes supply chain constraints, high inflation, rising interest rates and softening consumer demand for discretionary goods, we preserved margins and liquidity and achieved positive adjusted EBITDA.” said Nino Ciappina, Chief Executive Officer of PARTS iD. “With our top-line under pressure, we have taken several cost savings actions including rightsizing headcount, further optimizing advertising spend, and reducing corporate overheard, which helped deliver a slight improvement in third quarter adjusted EBITDA compared with a year ago despite a 22% reduction in net revenue. More recently, we negotiated an improved shipping contract that is projected to yield a 15% net reduction in outbound shipping costs and secured a $5 million term loan to preserve liquidity. Looking ahead, in the short term, until the macroeconomic factors improve, we remain focused on improving our liquidity and profitability by optimizing our margins, expenses and investments.”

Third Quarter 2022 Financial Results

Third quarter 2022 net revenue decreased 22.1% to $79.9 million, compared to $102.6 million in the third quarter of 2021. This decrease was attributable to a 28.0% decline in traffic and a 9.5% decrease in conversion rates, partially offset by a 5.8% increase in average order value. Furthermore, Repair Parts realized positive growth while demand for Accessories remains moderate.

Gross profit for the third quarter of 2022 decreased to $15.9 million compared to $20.3 million in the same prior year period. Gross margin was 19.9% for the third quarter of 2022 compared to 19.8% in the third quarter of 2021.

Operating expenses were $18.9 million for the third quarter of 2022 compared to $24.5 million for the third quarter of 2021. The decrease in operating expenses was primarily attributable to SG&A expense savings resulting from the company-wide restructuring plan implemented in June of 2022 coupled with lower sales volumes and advertising expenses due to a decrease in site traffic. Operating expenses as a percent of net revenue were 23.7% compared to 23.9% in the same prior year period.

Operating loss for the third quarter of 2022 was $(3.0) million compared to an operating loss of $(4.2) million for the third quarter of 2021.

Net loss for the third quarter of 2022 was $(6.3) million compared to a net loss of $(3.3) million in the same prior year period. Net loss for the third quarter of 2022 and 2021 includes deferred tax valuation allowance of $3.9 million and $0.0 million respectively.

Adjusted EBITDA was $0.2 million in the third quarter of 2022 compared to $(0.1) million in the same prior year period.

First Nine Months 2022 Financial Results

Net revenue for the first nine months of 2022 decreased 18.4% to $279.0 million, compared to $342.1 million in the same period of 2021. This decrease was attributable to a 19.2% decline in traffic and a 13.1% decrease in conversion rates partially offset by a 8.7% increase in average order value.

Gross profit for the first nine months of 2022 decreased 20.6% to $55.0 million compared to $69.3 million in the same prior year period. Gross margin was 19.7% compared to 20.2% in the 2021 period. The decrease in gross margin was attributable to a change in product category revenue mix along with a year-over-year increase in product and shipping costs associated with the ongoing global supply chain disruptions.

Operating expenses were $63.8 million for the first nine months of 2022 compared to $73.5 million for the first nine months of 2021. The decrease in operating expenses was primarily attributable to SG&A expense savings resulting from the company-wide restructuring plan implemented in June of 2022 coupled with lower sales volumes and advertising expenses due to a decrease in site traffic. Operating expenses as a percent of net revenue were 22.8% compared to 21.5% in the same prior year period.

Operating loss for the first nine months of 2022 was $(8.8) million compared to an operating loss of $(4.2) million for the first nine months of 2021.

Net loss for the first nine months of 2022 was $(11.1) million compared to a net loss of $(3.4) million in the same prior year period. Net loss for the first nine months of 2022 and 2021 includes deferred tax valuation allowance of $3.9 million and $0.0 million respectively.

Adjusted EBITDA was $(0.2) million in the first nine months of 2022 compared to $5.2 million in the same prior year period.

Balance Sheet

As of September 30, 2022, the Company had cash of $4.2 million compared to $23.2 million at December 31, 2021. The decrease in cash in the nine-month period was primarily driven by net cash used in operating activities of $14.4 million, of which $13.6 million was consumed by working capital. Cash used in investing activities was $4.6 million primarily related to website and software development expenditures.

On October 21, 2022, the Company obtained a net $5 million senior secured term loan. The Company also has the ability to obtain, at lender’s sole discretion, an additional net $5 million of incremental senior secured debt pursuant to the credit agreement. The Company intends to use the facility to improve liquidity. The initial term loan matures in October 2025 and bears interest at an annual rate of 8.00%.

Conference Call

PARTS iD’s Chief Executive Officer, Nino Ciappina, and Chief Financial Officer, Kailas Agrawal, will host a live conference call to discuss financial results on November 9, 2022 at 4:30 p.m. Eastern Time. Investors and analysts interested in participating in the call are invited to dial (888) 437-3179 (domestic) or (862) 298-0702 (international).

The conference call will also be available to interested parties through a live webcast at https://www.partsidinc.com/. A telephone replay of the call will be available until November 16, 2022, by dialing (877) 660-6853 (domestic) or (201) 612-7415 (international) and entering the conference identification number: 13734284.

About PARTS iD, Inc.

PARTS iD is a technology-driven, digital commerce company focused on creating custom infrastructure and unique user experiences within niche markets. Founded in 2008 with a vision of creating a one-stop eCommerce destination for the automotive parts and accessories market, PARTS iD has since become a market leader and proven brand-builder, fueled by its commitment to delivering a revolutionary shopping experience; comprehensive, accurate and varied product offerings; and continued digital commerce innovation.

Non-GAAP Financial Measures

This press release includes non-GAAP financial measures that differ from financial measures calculated in accordance with U.S. generally accepted accounting principles (“GAAP”).  These non-GAAP financial measures may not be comparable to similar measures reported by other companies and should be considered in addition to, and not as a substitute for, or superior to, other measures prepared in accordance with GAAP. Management uses non-GAAP financial measures internally to evaluate the performance of the business.  Additionally, management believes certain non-GAAP measures provide meaningful incremental information to investors to consider when evaluating the performance of the Company.

To this end, we provide EBITDA and Adjusted EBITDA, which are non-GAAP financial measures. EBITDA consists of net income (loss) plus (a) interest expense; (b) income tax provision (or less benefit); and (c) depreciation expense. Adjusted EBITDA consists of EBITDA plus costs, fees, expenses, write offs and other items that do not impact the fundamentals of our operations, as described further below following the reconciliation of these metrics. Management believes these non-GAAP measures provide useful information to investors in their assessment of the performance of our business. The exclusion of certain expenses in calculating EBITDA and Adjusted EBITDA facilitates operating performance comparisons on a period-to-period basis as these costs may vary independent of business performance. Accordingly, we believe that EBITDA and Adjusted EBITDA provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors.

EBITDA and Adjusted EBITDA have limitations as an analytical tool, and you should not consider these measures in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

●	Although depreciation is a non-cash charge, the assets being depreciated may have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;

●	EBITDA and Adjusted EBITDA do not reflect changes in our working capital;

●	EBITDA and Adjusted EBITDA do not reflect income tax payments that may represent a reduction in cash available to us;

●	EBITDA and Adjusted EBITDA do not reflect depreciation and interest expenses associated with the lease financing obligations; and

●	Other companies, including companies in our industry, may calculate Adjusted EBITDA differently, which reduces its usefulness as a comparative measure.

Because of these limitations, you should consider EBITDA and Adjusted EBITDA alongside other financial performance measures, including various cash flow metrics, net income (loss) and our other GAAP results.

Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in this press release.

Cautionary Note Regarding Forward-Looking Statements

All statements made in this press release relating to future financial or business performance, conditions, plans, prospects, trends, or strategies and other such matters, including without limitation, expected future performance, consumer adoption, anticipated success of our business model or the potential for long term profitable growth, are forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. In addition, when or if used in this press release, the words “may,” “could,” “should,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “predict,” “potential,” “confident,” “look forward” and similar expressions and their variants, as they relate to us may identify forward-looking statements. We operate in a changing environment where new risks emerge from time to time and it is not possible for us to predict all risks that may affect us, particularly those associated with the COVID-19 pandemic, which has had wide-ranging and continually evolving effects. We caution that these forward-looking statements are subject to numerous assumptions, risks, and uncertainties, which change over time, often quickly and in unanticipated ways.

Important factors that may cause actual results to differ materially from the results discussed in the forward-looking statements include risks and uncertainties, including without limitation: costs related to operating as a public company; difficulties in managing our international business operations, particularly due to the ongoing conflict in Ukraine, including with respect to enforcing the terms of our agreements with our contractors and managing increasing costs of operations; the impact of health epidemics, including the COVID-19 pandemic, on our business and the actions we may take in response thereto; changes in our strategy, future operations, financial position, estimated revenues and losses, product pricing, projected costs, prospects and plans; the outcome of actual or potential litigation, complaints, product liability claims, or regulatory proceedings, and the potential adverse publicity related thereto; the implementation, market acceptance and success of our business model, expansion plans, opportunities and initiatives, including the market acceptance of our planned products and services; competition and our ability to counter competition, including changes to the algorithms of Google and other search engines; developments and projections relating to our competitors and industry; our expectations regarding our ability to obtain and maintain intellectual property protection and not infringe on the rights of others; ability to maintain and enforce intellectual property rights and ability to maintain technology leadership; our future capital requirements, our ability to raise capital and utilize sources of cash; our ability to obtain funding for our operations; changes in applicable laws or regulations; the effects of current and future U.S. and foreign trade policy and tariff actions; disruptions in the marketplace for online purchases of aftermarket auto parts; disruptions in the supply chain; and the possibility that we may be adversely affected by other economic, business, and/or competitive factors.

Further information on the factors and risks that could cause actual results to differ from any forward-looking statements are contained in our filings with the United States Securities and Exchange Commission (SEC), which are available at https://www.sec.gov (or at https://www.partsidinc.com). The forward-looking statements represent our estimates as of the date hereof only, and we specifically disclaim any duty or obligation to update forward-looking statements.

Investors:
Brendon Frey
ICR
ir@partsidinc.com

Media

Erin Hadden

FischTank PR

partsid@fischtankpr.com

PARTS iD, INC.

Condensed Consolidated Balance Sheets

As of September 30, 2022 and December 31, 2021

	September 30,	December 31,
	Unaudited	Audited
ASSETS
Current assets
Cash	$4,184,006	$23,203,230
Accounts receivable	2,423,474	2,157,108
Inventory	4,694,781	5,754,748
Prepaid expenses and other current assets	6,638,522	4,874,704
Total current assets	17,940,783	35,989,790

Property and equipment, net	13,489,016	13,700,876
Intangible assets	262,966	262,966
Deferred tax assets	-	2,314,907
Operating lease right-of-use	1,253,724	-
Other assets	267,707	267,707
Total assets	$33,214,196	$52,536,246

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current liabilities
Accounts payable	$36,200,511	$40,591,938
Customer deposits	8,838,813	15,497,857
Accrued expenses	5,939,896	6,221,330
Other current liabilities	2,917,478	3,930,841
Operating lease liabilities	697,333	-
Total current liabilities	54,594,031	66,241,966
Other non-current liabilities
Operating lease, net of current portion	556,391	-
Total liabilities	55,150,422	66,241,966

COMMITMENTS AND CONTINGENCIES (Note 6)

SHAREHOLDERS’ DEFICIT
100,000,000 Class A shares authorized and 34,114,449 and 33,965,804 issued and outstanding, as of September 30, 2022 and December 31, 2021, respectively	3,411	3,396
Additional paid in capital	9,866,946	6,973,541
Accumulated deficit	(31,806,583)	(20,682,657)
Total shareholders’ deficit	(21,936,226)	(13,705,720)

Total liabilities and shareholders’ deficit	$33,214,196	$52,536,246

PARTS iD, INC.

Consolidated Condensed Statements of Operations

For the three and nine months ended September 30, 2022 and 2021 (Unaudited)

	Three months ending September 30,		Nine months ending September 30,
	2022 (Unaudited)	2021 (Unaudited)	2022 (Unaudited)	2021 (Unaudited)

Net revenue	$79,884,740	$102,595,793	$279,034,366	$342,078,753
Cost of goods sold	63,962,534	82,316,633	224,034,701	272,826,703

Gross profit	15,922,206	20,279,160	54,999,665	69,252,050

Operating expenses:
Advertising	7,329,172	9,730,026	26,468,121	31,136,731
Selling, general and administrative	9,458,749	12,906,797	31,072,365	36,868,521
Depreciation	2,113,695	1,887,641	6,210,590	5,480,995
Total operating expenses	18,901,616	24,524,464	63,751,076	73,486,247
Loss from operations	(2,979,410)	(4,245,304)	(8,751,411)	(4,234,197)

Interest and financing expense	50,000	229	50,000	7,114
Loss before income taxes	(3,029,410)	(4,245,533)	(8,801,411)	(4,241,311)
Income tax expense (benefit)	3,241,618	(908,011)	2,322,515	(885,088)
Net loss	$(6,271,028)	$(3,337,522)	$(11,123,926)	$(3,356,223)

Loss per common share
Loss per share (basic and diluted)	$(0.18)	$(0.10)	$(0.33)	$(0.10)
Weighted average number of shares (basic and diluted)	34,064,266	33,173,456	34,004,944	33,161,368

PARTS iD, INC.

Condensed Consolidated Statements of Cash Flows

For the nine months ended September 30, 2022 and 2021 (Unaudited)

	Nine months ended September 30,
	2022	2021

Cash Flows from Operating Activities:
Net loss	$(11,123,926)	$(3,356,223)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation	6,210,590	5,480,995
Deferred income tax expense (benefit)	2,314,907	(913,561)
Share based compensation expense	1,601,848	3,303,145
Amortization of right-of-use asset	239,879	-
Gain on the sale of fixed assets	(63,524)	-
Changes in operating assets and liabilities:
Accounts receivable	(266,366)	(270,750)
Inventory	1,059,967	(1,524,797)
Prepaid expenses and other current assets	(1,763,818)	235,245
Accounts payable	(4,391,427)	1,124,844
Customer deposits	(6,659,044)	1,767,997
Accrued expenses	(281,434)	865,363
Operating lease liabilities	(239,879)	-
Other current liabilities	(1,013,363)	310,481
Net cash (used in) provided by operating activities	(14,375,590)	7,022,739

Cash Flows from Investing Activities:
Proceeds from sale of fixed assets	90,250	-
Purchase of property and equipment	(64,882)	(306,165)
Website and software development costs	(4,669,002)	(5,391,016)
Net cash used in investing activities	(4,643,634)	(5,697,181)

Cash Flows from Financing Activities:
Principal paid on notes payable	-	(15,956)
Net cash used in financing activities	-	(15,956)

Net change in cash	(19,019,224)	1,309,602
Cash, beginning of period	23,203,230	22,202,706
Cash, end of period	$4,184,006	$23,512,308

Supplemental disclosure of cash flows information:
Cash paid for interest expenses	$-	$7,114
Cash paid for income taxes	$5,000	$4,000

The following table reflects the reconciliation of net income (loss) to EBITDA and Adjusted EBITDA for each of the periods indicated.

	Three months ended September 30,		Nine months ended September 30,
	2022	2021	2022	2021
Net income (loss)	$(6,271,028)	$(3,337,522)	$(11,123,926)	$(3,356,223)
Interest expense	50,000	229	50,000	7,114
Income taxes (benefits)	3,241,618	(908,011)	2,322,515	(885,088)
Depreciation	2,113,695	1,887,641	6,210,590	5,480,995
EBITDA	(865,715)	(2,357,663)	(2,540,821)	1,246,798
Stock compensation expenses	915,007	1,981,717	1,601,848	3,303,145
Legal & settlement expenses (1)	109,913	238,293	738,654	721,480

Adjusted EBITDA Total	$159,205	$(137,653)	$(200,319)	$5,271,423
% to revenue	0.2%	-0.1%	-0.1%	1.5%

(1)	Represents legal and settlement expenses related to significant matters that do not impact the fundamentals of our operations, pertaining to: (i) causes of action between certain of the Company’s shareholders and which involves claims directly against the Company seeking the fulfillment of alleged indemnification obligations with respect to these matters, and (ii) trademark and intellectual property (“IP”) protection cases. We are involved in routine IP litigation, commercial litigation and other various litigation matters. We review litigation matters from both a qualitative and quantitative perspective to determine if excluding the losses or gains will provide our investors with useful incremental information. Litigation matters can vary in their characteristics, frequency and significance to our operating results.